EXHIBIT 95

MSHA CITATIONS AND LITIGATION

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act)) to disclose certain mine safety information in each periodic report to the Securities and Exchange Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).

The Dodd-Frank Act and the subsequent implementing regulation issued by the SEC require disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which result from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.

The following disclosures are made pursuant to Section 1503.

During the three months ended June 30, 2012, none of our operations: (i) received Section 104(b) Orders; (ii) received Section 104(d) unwarrantable Citations or Orders; (iii) had any flagrant violations under Section 110(b)(2); (iv) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e); or (v) had any mining-related fatalities.

Exhibit 95 – Page 1

SECOND QUARTER 2012

The table below sets forth, by mine, the total number of citations and/or orders issued by MSHA during the period covered by this report under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the three months ended June 30, 2012. Of our 228 active MSHA-regulated facilities during the quarter, we received 128 federal mine safety inspections at 120 facilities during the reporting period. Of our inspected facilities, 98 did not receive any reportable citations or orders.

Name of Operation	Number of Inspections	Total Number of S&S Citations	Mine Act § 104(b) Orders	Mine Act § 104(d) Citations and Orders	Mine Act § 110(b)(2) Violations	Mine Act § 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments (dollars in thousands)	Total Number of Mining Related Fatalities	Received Written Notice under Mine Act § 104(e) (yes/no)
BARIN, GA	1	1	0	0	0	0	0	0	No
BLACK ANGUS S&G, AZ	1	1	0	0	0	0	0	0	No
CHEROKEE QUARRY, GA	1	1	0	0	0	0	1.7	0	No
ELKTON QUARRY, VA	1	1	0	0	0	0	0.6	0	No
FORT KNOX, KY	1	1	0	0	0	0	0	0	No
FORT PAYNE QUARRY, AL	1	3	0	0	0	0	0.6	0	No
HARDIN COUNTY, KY	2	2	0	0	0	0	0	0	No
HUNTSVILLE NORTH, AL	1	1	0	0	0	0	0	0	No
KNIPPA QUARRY, TX	1	1	0	0	0	0	0.2	0	No
LAKESIDE, SC	1	1	0	0	0	0	2.3	0	No
LARAWAY, IL	1	1	0	0	0	0	0.3	0	No
LEMONT, IL	1	1	0	0	0	0	0.3	0	No
LYMAN, SC	1	1	0	0	0	0	0	0	No
MANASSAS QUARRY, VA	1	1	0	0	0	0	0	0	No
MANTENO, IL	1	1	0	0	0	0	0.1	0	No
MARANA S&G, AZ	1	2	0	0	0	0	0	0	No
MARYVILLE QUARRY, TN	1	1	0	0	0	0	0	0	No
MECKLENBURG QUARRY, VA	1	2	0	0	0	0	0	0	No
PACOLET, SC	1	2	0	0	0	0	0	0	No
ROYAL STONE QUARRY, VA	1	1	0	0	0	1	0	0	No
SAN EMIDIO S&G, CA	2	1	0	0	0	0	0	0	No
SAVANNAH QUARRY, TN	0	3	0	0	0	0	0.2	0	No
SUN CITY S&G, AZ	1	1	0	0	0	0	0	0	No
OTHER OPERATIONS - 98	104	0	0	0	0	0	0	0	No
Total	128	31	0	0	0	1	6.3	0

The total dollar value of proposed assessments received during the three months ended June 30, 2012 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, is $14,126.

The table below sets forth, by mine, category of legal action and number of legal actions pending before the Federal Mine Safety and Health Review Commission as of June 30, 2012.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
1604 STONE, TX	1	0	0
ADAIRSVILLE, GA	2	0	0
ATHENS QUARRY, TN	1	0	0
BARTLETT UG BLUFF CITY, IL	3	0	2
BLACK ANGUS SAND & GRAVEL, AZ	1	0	0
BLACK ROCK QUARRY, AR	1	0	0
BLACKSBURG QUARRY, SC	1	0	0
BLAIRSVILLE QUARRY, GA	1	1	0
BOLINGBROOK STONE, IL	1	1	0
BROWNWOOD, TX	1	0	0
CALCIUM PLANT, FL	1	0	0
CENTRAL SERVICES, VA	1	2	0
CHEROKEE QUARRY, AL	1	0	0
CLARKSVILLE QUARRY, TN	1	0	0
CLEVELAND QUARRY, TN	1	0	0
DABNEY ASPHALT QUARRY, TX	1	0	0
DALE, VA	2	0	0
DANLEY QUARRY, TN	1	0	0
ELLIJAY QUARRY, GA	1	0	0
ESCAMBIA QUARRY, AL	1	0	0
FORT KNOX, KY	1	0	0

Exhibit 95 – Page 2

Table continued from prior page	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
FORT MYERS, FL	1	0	0
FORT PAYNE, AL	2	0	0
FORT PIERCE MINE, FL	1	0	0
FRANCESVILLE, IN	1	0	0
GRAND RIVERS QUARRY, KY	2	0	0
GRANDIN SAND PLANT, FL	1	0	0
HANOVER, PA	3	0	0
HARRISON COUNTY QUARRY, IN	1	0	0
HAVRE DE GRACE QUARRY, MD	1	0	0
HELOTES STONE, TX	1	0	0
HOUSTON YARD, TX	1	0	0
JACK QUARRY, VA	1	0	0
KENNESAW QUARRY, GA	1	0	0
KEUKA INDUSTRIAL SAND PLANT, FL	1	0	0
LACON, AL	1	0	0
LAKESHORE QUARRY, AL	1	0	0
LAWRENCEVILLE QUARRY, VA	2	0	0
LEMONT, IL	1	0	0
LYMAN QUARRY, SC	1	0	0
MACON QUARRY, IL	1	0	0
MANASSAS QUARRY, VA	1	0	0
MANTENO, IL	2	0	0
MARYVILLE QUARRY, TN	1	0	0
MAYNARDVILLE QUARRY, TN	1	0	0
MCCOOK QUARRY, IL	2	0	0
MESA SAND & GRAVEL, AZ	1	0	0
MIAMI QUARRY, FL	2	0	0
MORRISTOWN QUARRY, TN	1	0	0
MSD MACHINE & SERVICE, TN	2	0	0
N. WILKESBORO-115 QUARRY, NC	1	0	0
NOTASULGA, AL	1	0	0
PARSONS QUARRY, TN	2	0	0
PINEVILLE QUARRY, NC	1	0	0
POCOMOKE CITY SAND & GRAVEL, MD	1	0	0
POLK SAND PLANT, FL	1	0	0
PRIDE QUARRY, AL	1	0	0
PUDDLEDOCK, VA	2	0	0
RACINE, WI	1	0	0
RICHMOND QUARRY, VA	2	0	0
RIVERSIDE DRIVE, TN	1	0	0
ROYAL STONE, VA	1	0	0
SANDERS (WARRENTON) QUARRY, VA	2	0	0
SAVANNAH QUARRY, TN	2	0	0
SHELBYVILLE QUARRY, TN	2	6	0
SMITH GROVE QUARRY, NC	1	0	0
SOUTH RUSSELLVILLE , AL	1	0	0
SPRUCE PINE QUARRY, NC	2	0	0
SWEETWATER QUARRY, TN	1	0	0
SYCAMORE STONE, IL	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	3	0	0
TAMPA YARD, FL	1	0	0
TRINITY QUARRY, AL	1	0	0
TSB CEMENT PLANT, FL	4	0	0
WILSON COUNTY QUARRY, TN	1	10	0
WITHERSPOON SAND PLANT, FL	1	0	0

The table below sets forth, by mine, category of legal action and number of legal actions filed before the Federal Mine Safety and Health Review Commission during the three months ended June 30, 2012.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BLACKSBURG QUARRY, SC	1	0	0
FORT MEYERS, FL	1	0	0
FORT PAYNE QUARRY, AL	1	0	0
LAKESHORE QUARRY, AL	1	0	0
MARYVILLE QUARRY, TN	1	0	0
MSD MACHINE & SERVICE, TN	1	0	0

Exhibit 95 – Page 3

The table below sets forth, by mine, category of legal action and number of legal actions resolved by the Federal Mine Safety and Health Review Commission during the three months ended June 30, 2012.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BARTLETT UG BLUFF CITY, IL	1	0	0
CHILDERSBURG QUARRY, AL	1	0	0
COLUMBIA QUARRY UG, TN	1	0	0
ELKTON QUARRY, VA	1	0	0
ENKA QUARRY, NC	1	0	0
FRANKLIN QUARRY, TN	1	0	0
GRAND RIVERS QUARRY, KY	2	0	0
HENDERSONVILLE QUARRY, TN	1	0	0
JACK QUARRY, VA	1	0	0
LARAWAY, IL	1	0	0
LEMONT, IL	1	0	0
MACON QUARRY, GA	1	0	0
MECKLENBURG QUARRY, VA	1	0	0
MSD MACHINE & SERVICE, TN	1	0	0
NEW BRISTOL QUARRY, TN	1	0	0
POCOMOKE CITY SAND & GRAVEL, MD	1	0	0
RABUN QUARRY, TN	1	0	0
SANDERS (WARRENTON) QUARRY, VA	2	3	0
TAMPA CEMENT GRINDING PLANT, FL	1	0	0
TSB CEMENT PLANT, FL	1	0	0
WITHERSPOON SAND PLANT, FL	1	0	0

Exhibit 95 – Page 4